SEVERANCE AGREEMENT

          Agreement made this 16th day of August, 2001, by and between Nazareth National Bank and Trust Company, a banking association organized under the laws of the United States ("Bank") and David W. Hughes, an individual ("Employee").

                                   BACKGROUND
                                   ----------

          Effective August 16, 2001 and subject to the terms of this Agreement, the Bank will continue to employ Employee in the position of Executive Vice President Branch Administration and Marketing, and to perform such other duties as may be assigned to him by the President of the Bank. Employee agrees to serve the Bank in this capacity on a full-time basis, faithfully, diligently and to the best of his ability. Employee further agrees to fully cooperate with the officers and employees of the Bank to the best of his ability, and not to engage in any outside for profit business deemed to be in conflict with general commercial banking, employment or commercial activity without the prior written consent of the President of the Bank. The Bank and Employee wish to provide for the payment of certain compensation and other benefits to Employee upon the occurrence of certain events, all as more fully set forth below.

          In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

          1. Term. This Agreement shall begin on August 16, 2001 and shall terminate at the earliest of the following dates (the "Term"): (a) the date Employee dies or becomes permanently disabled (i.e., upon his failure to render services of the character which he had previously rendered to the Bank, because of his physical or mental illness

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or other incapacity  beyond his control for a continuous period of six months or for shorter periods aggregating six months in any twelve month period); (b) the date of termination of Employee's employment with the Bank for cause (as hereinafter defined); (c) the date specified by mutual agreement of the Bank and Employee; (d) subject to Section 2 hereof, the date of termination by Employee of Employee's employment with the Bank by resignation or otherwise; or (e) December 31, 2001. If this Agreement expires on December 31, 2001 pursuant to
(e) of the foregoing sentence ("the Initial Term"), it shall renew automatically for successive terms of up to one year beginning on January 1 of the applicable succeeding year ("Successive Term(s)"), provided neither of the parties has given written notice to the other party of his or its intention not to renew at least two months prior to December 31, 2001 or December 31 of the applicable succeeding year. In the event that this Agreement is renewed pursuant to the foregoing sentence, the Agreement shall terminate on the earliest of the following dates: (i) a date listed in the (a) through (d) of the first sentence of this paragraph; (ii) December 31 of the applicable succeeding year. If Employee's employment with the Bank is terminated during the Initial Term or any Successive Term (other than as set forth in Section 2 hereof), Employee shall have no rights or benefits under this Agreement except to receive payment of base salary through the effective date of his termination. For purposes of this Agreement, the term "cause" shall mean (i) conviction of Employee for any felony, fraud or embezzlement or (ii) Employee's failure or refusal to comply with the written policies or written directives of the Bank's Board of Directors or Employee being guilty of misconduct in connection with the performance of his duties for the Bank, provided Employee fails to cure such non-compliance or misconduct within twenty (20)

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days  after  receiving  written  notice  from  the  Bank's  Board  of  Directors specifying such non-compliance or misconduct.

          2. Termination. If during the Initial Term or any Successive Term hereof, the Employee's employment with the Bank is terminated as set forth below, the Bank will pay to Employee the amount set forth in Section 3 hereof and Employee shall be entitled to the benefits set forth in Section 4 hereof:

               (a) the Bank terminates Employee's employment with the Bank without cause; or

               (b) Employee terminates his employment with the Bank: (i) for any reason at any time within eighteen months after a "change in control" of the Bank (as defined hereinafter), or (ii) due to the fact that, without Employee's consent and whether or not a change of control of the Bank has occurred, the nature and scope of Employee's duties and authority or his responsibilities with the Bank or the surviving or acquiring person are materially reduced to a level below that which he enjoys on the date hereof, his then current base annual salary is reduced to a level below that which he enjoys on the date hereof or at any time hereafter (whichever may be greater), Employee's position or title with the Bank or the surviving or acquiring person is materially reduced from his current position or title with the Bank, or, without Employee's consent, Employee's principal place of employment with the Bank is changed to a location greater than fifty miles from his current principal place of employment with the Bank, provided, however, that for any termination by Employee under this clause
(ii) the Employee shall have first given the Bank written notice of his intention to terminate his employment pursuant to this clause (ii), specifying the

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reason(s) for such termination,  and provided  further,  that the Bank shall not have cured or remedied the reason(s) specified in such notice prior to the expiration of twenty (20) days after receipt of such written notice.

               (c) For purposes of this Agreement, a "change in control" shall be deemed to have occurred upon the happening of any of the following events:

                    (1) A change within a twelve month period in a majority of the members of the Board of Directors of the Bank or its holding company, First Colonial Group, Inc. (the "Holding Company");

                    (2) A change within a twelve month period in the holders of more than 50% of the outstanding voting stock of the Bank or its Holding Company; or

                    (3) Any other event deemed to constitute a "change in control" by the Board of Directors of the Bank.

          3. Termination Payments to Employee. Commencing not later than 30 days after the date Employee's employment with the Bank is terminated pursuant to any event enumerated in subsection (a) or subsection (b) of Section 2 hereof (the "Termination Date") and subject to Employee's compliance with Section 8 hereof, the Bank shall pay compensation to Employee for a one year period following the Termination Date (the "Severance Period") at a per annum rate equal to 100% of Employee's "base annual salary" on the Termination Date. For purposes of this Agreement, the term "base annual salary" shall mean the Employee's annual compensation rate on the Termination Date exclusive of cash bonuses and payments under the Bank's bonus plan(s), if any. The Bank agrees that it will make the payments due under this Section 3 on the first day of each month following the Termination Date

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in an  amount  equal to 1/12 of 100% of  Employee's  base  annual  salary on the
Termination Date. If Employee's employment with the Bank is terminated pursuant to any event enumerated in subsection (a) or subsection (b) of Section 2 hereof, Employee shall have a duty to seek substantially equivalent employment. The payments required by this Section 3 shall be reduced on a dollar-for-dollar basis by any income or earnings received by Employee from any other employer or by any income or earnings obtained from any other working activity in which Employee may engage during the Severance Period. Employee shall notify the Bank promptly of his receipt of any income or earnings during the Severance Period.

          4.  Other  Benefits.  In  addition  to the  compensation  set forth in
Section 3 hereof, Employee shall be entitled to the following benefits from the Bank in the event that Employee's employment with the Bank is terminated pursuant to any event enumerated in subsection (a) or subsection (b) of Section 2 hereof:

               (a) for the Severance Period, reimbursement for all reasonable expenses incurred by Employee in connection with the search for new employment, including, without limitation, those of a placement agency or service, and reimbursement for all reasonable relocation expenses incurred by Employee in connection with securing new employment; provided, however, in no event shall the Bank be obligated to reimburse Employee in excess of 1/3 of his base annual salary on the Termination Date for the sum of Employee's search and relocation expenses hereunder.

               (b) for the Severance Period, Employee shall be entitled to participate in the following group programs of the Bank if such programs are in effect at the

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Termination Date (or, if such participation is not permitted by the terms of the group programs, through substantially equivalent benefits), with the Bank paying for the Employee's continued participation in such group programs at the same annual rate at which the Bank was paying on the Termination Date: all medical, hospitalization, life and disability group insurance benefits which existed at the Termination date, except that should other subsequent employment be obtained
by  Employee  during  the  Severance   Period,   continuation  of  any  medical,
hospitalization, life and disability group insurance benefits will be offset by coverages provided through the Employee's subsequent employer.

          5. Withholding. The Bank may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          6. Source of Payment. All payments provided under this Agreement shall be paid by the Bank from such funds as the President shall direct. No special or separate fund shall be required to be established and Employee shall have no right, title or interest whatsoever in or to any investment which the Bank may make to aid the Bank in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Bank and Employee or any other person.

          7. (a) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Employee or his legal representatives without the Bank's prior written consent.

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               (b)  Attachment.  Except as required by law, the right to receive payments under this Agreement shall not be subject of anticipation, sale, encumbrance, charge, levy, or similar process or assignment by operation of law.

          8. Confidentiality and Non-Competition. All payments to Employee under this Agreement shall be subject to Employee's compliance with the provisions of this Section 8. If Employee fails to comply with such provisions, his right to any future payments under this Agreement shall terminate and the Bank's obligations under this Agreement to make such payments and provide such benefits shall cease.

               (a) Employee covenants and agrees that he will not, during the term of his employment and at any time thereafter, except with the express prior written consent of the Bank or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any person, or use for the benefit of any person, any knowledge or information with respect to the conduct or details of the Bank's business which he, acting reasonably, believes or should believe to be of a confidential nature and the disclosure of which not to be in the Bank's interest.

               (b) Employee covenants and agrees that he will not, during the term of his employment and for a period of one year thereafter, except with the express prior written consent of the Bank, directly or indirectly, whether as employee, employer, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any person to engage in any act or action which he, acting reasonably, believes or should believe would be harmful or inimical to the interests of the Bank.

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               (c) Employee  covenants  and agrees that he will not,  during the term of his employment and for a period of one year thereafter, except with the express prior written consent of the Bank, in any capacity (including, but not limited to, owner, partner, shareholder, consultant, agent, employee, employer, officer, director or otherwise), directly or indirectly, for his own account or for the benefit of any person, engage or participate in or otherwise be connected with any commercial bank which has its principal office in either Northampton, Lehigh or Monroe Counties, Pennsylvania or Warren County, New Jersey except that the foregoing shall not prohibit Employee from owning as a shareholder less than 1% of the outstanding stock of an issuer whose stock is publicly traded.

               (d) The parties agree that any breach by Employee of any of the covenants or agreements contained in this Section 8 will result in irreparable injury to the Bank for which money damages could not adequately compensate the Bank and therefore, in the event of any such breach, the Bank shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining Employee and/or any other person involved therein from continuing such breach. The existence of any claim or cause of action which Employee may have against the Bank or any other person (other than a claim for the Bank's breach of this Agreement for failure to make payments hereunder) shall not constitute a defense or bar to the enforcement of such covenants.

               (e) If any portion of the covenants or agreements contained in this Section 8, or the application thereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not

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be  affected  and shall be given  full force and  effect  without  regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 8 is held unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

               (f) For purposes of this Section 8, the term "the Bank" shall include the Bank, any successor to the Bank under Section 9 hereof, and all present and future direct and indirect subsidiaries and affiliates of the Bank.

          9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which may acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Bank, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in the Agreement shall preclude the Bank from consolidating or merging into or with or transferring all or substantially all of its assets to another person. In that event, such other person shall assume this Agreement and all obligations of the Bank hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term "the Bank" as used herein, shall mean such other person and this Agreement shall continue in full force and effect.

          10. Waivers Not to be Continued. Any waiver by a party of any breach of this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party.

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          11. Notices. All notices,  requests,  demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice:

                                    If to Employee, to:
                                    Mr. David W. Hughes
                                    3222 Horseshoe Road
                                    Danielsville, PA  18038

                                    If to the Bank, to:

                                    Nazareth National Bank and Trust Company
                                    76 South Main Street
                                    Nazareth, Pennsylvania 18064

                                    Attn:  Board of Directors

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

          12. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania with respect to contracts executed in and to be wholly performed therein. Bank and Employee consent to the exclusive jurisdiction of the Court of Common Pleas, Northampton County, Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in any and all actions arising hereunder and irrevocably consent to service of process as set forth in Section 11 hereof.

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          13. General Provisions.

               (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements between the parties. No amendment, waiver or termination of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced. Any written amendment, waiver or termination hereof executed by the Bank and Employee shall be binding upon them and upon all other persons, without the necessity of securing the consent of any other person and no person shall be deemed to be a third party beneficiary under this Agreement.

               (b) This Agreement shall not limit or infringe upon the right of the Bank to terminate the employment of Employee at any time for any reason, nor upon the right of Employee to terminate his employment with the Bank.

               (c) The term "person" as used in this Agreement means a natural person, joint venture, corporation, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legally cognizable entity.

               (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

               (e) No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

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               (f) The  headings  of the  sections of this  Agreement  have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

               (g) Nothing contained herein shall be construed to require the Bank to violate applicable law, including, but not limited to, applicable banking laws and regulations, and all obligations of the Bank under this Agreement shall be deemed to be qualified accordingly.

ATTEST:                               NAZARETH NATIONAL BANK AND
                                           TRUST COMPANY




By: _________________________         By:____________________________
                                         S. Eric Beattie, President


Witness:


__________________________            _________________________(SEAL)
                                      David W. Hughes

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